                                                                    Exhibit 99.3










                            1st State Bancorp, Inc.
                         (Proposed Holding Company for
                                1st State Bank)
                          Burlington, North Carolina





                         Proposed Marketing Materials

                               February 5, 1999

                            Marketing Materials for
                                1st State Bank



                               Table of Contents
                               -----------------


I.    Press Release

      A.  Explanation
      B.  Schedule
      C.  Distribution List
      D.  Examples

II.   Question and Answer Brochure

      A.  Explanation
      B.  Method of Distribution
      C.  Example

III.  Officer and Director Brochure

      A.  Explanation
      B.  Method of Distribution
      C.  Example

IV.   Counter Cards, Lobby Posters and a Tombstone Announcement

      A.  Explanation
      B.  Quantity
      C.  Examples

V.    Community Meeting Materials and Prospect Letters

      A.  Explanation
      B.  Examples

VI.   Cover Letters

      A.  Explanation
      B.  Method of Distribution
      C.  Examples

VII.  IRA Mailing

      A.  Explanation
      B.  Quantity
      C.  Example

VIII. Proxygram

      A.  Explanation
      B.  Example

                              I.  Press Releases


A.  Explanation


    In an effort to assure that all customers, community members, and other interested investors receive prompt accurate information in a simultaneous manner, Trident Securities, Inc. advises 1st State Bank to forward press releases to national and regional publications, newspapers, radio stations, etc., at various points during the conversion process.

    Only press releases approved by Conversion Counsel will be forwarded for publication in any manner.

B.  Press Releases

    1. Approval of Conversion by the FDIC, Administrator, Savings Institutions Division, North Carolina Department of Commerce and the Securities and Exchange Commission

    2.   Close of Stock Offering

C.  Distribution Lists (see attached)

D.  Examples (see attached)

                     C.  National Media Distribution List
                     ------------------------------------


American Banker
---------------
One State Street Plaza
New York, New York  10004
Michael Weinstein

Wall Street Journal
-------------------
World Financial Center
200 Liberty
New York, New York  10004

SNL Securities
--------------
Post Office Box 2124
Charlottesville, Virginia  22902

Barrons
-------
Dow Jones & Company
Barron's Statistical Information
200 Burnett Road
Chicopee, Massachusetts  01020

Investors Business Daily
------------------------
12655 Beatrice Street
Post Office Box 661750
Los Angeles, California  90066



                         Local Media Distribution List
                         -----------------------------

                                (to be provided)

                                 Press Release

                                                   FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                   For More Information Contact:
                                                   James C. McGill, President
                                                   Telephone:  (336) 227-8861


                                1st STATE BANK
                                --------------

                              STOCK SALE APPROVED
                              -------------------

     Burlington, North Carolina - Mr. James C. McGill, President of 1st State Bank, Burlington, North Carolina, announced today that 1st State Bank has received approval from the FDIC and the Administrator, Savings Institution Division, North Carolina Department of Commerce to convert from a North Carolina mutual savings bank to a North Carolina stock savings bank and to become a wholly-owned subsidiary of a newly-formed holding company, 1st State Bancorp, Inc. (the "Company"). Following completion of the stock conversion, 1st State Bank intends to convert from a North Carolina stock savings bank to a North Carolina commercial bank to be known as "1st State Bank."

     A Prospectus and Proxy Statement describing the Plan of Conversion will be mailed to certain members of 1st State Bank on or about ___________, 1999. Under the Plan of Conversion, the Company is offering an estimated 1,500,000 shares, subject to adjustment, of common stock at $20.00 per share. Certain of 1st State Bank's past and present depositors and borrowers will have the opportunity to purchase stock through a subscription offering that closes on ________, 1999. Shares that are not subscribed for during the subscription offering, if any, will be offered to the general public, with preference given to natural persons and trusts of natural persons who are permanent residents of Alamance County, North Carolina, in a community offering. The offerings are being managed by Trident Securities, Inc., of Raleigh, North Carolina.

     James C. McGill stated "1st State Bank remains committed to serving its local market as a hometown community financial institution."

     1st State Bank is based in Burlington, North Carolina. The Bank was founded in 1914. At September 30, 1998, 1st State Bank had total assets of $288.2 million and retained income of $26.0 million. Customers or interested members of the community with questions concerning the stock offering should call the institution at (336) _________ or visit 1st State Bank.

Press Release                                      FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                   For More Information Contact:
                                                   James C. McGill, President
                                                   Telephone: (336) 227-8861


                       1st STATE BANCORP, INC., HOLDING
                       --------------------------------
                          COMPANY FOR 1st STATE BANK,
                          ---------------------------
                       COMPLETES INITIAL STOCK OFFERING
                       --------------------------------

     Burlington, North Carolina - Mr. James C. McGill, President of 1st State Bank, based in Burlington, North Carolina, announced today that 1st State Bancorp, Inc., the holding company for 1st State Bank, has completed its initial common stock offering. It is anticipated that the common stock of 1st State Bancorp, Inc. will begin trading on the Nasdaq National Market System under the symbol "____" on or about ___________, 1999. Trident Securities, Inc., Raleigh, North Carolina and Atlanta, Georgia, will be a market maker. In addition, following the stock conversion, the institution will convert to a North Carolina commercial bank. 1st State Bancorp, Inc., will issue __________ shares of its common stock.

     The net proceeds contributed to 1st State Bank upon conversion will substantially increase its capital. 1st State Bank ultimately intends to use such funds for general corporate purposes, among them the origination of loans and other investments. It is expected that in the interim all or part of the proceeds will be invested in short-term and intermediate-term securities.

     On __________, 1999, 1st State Bank's Plan of Conversion was approved by 1st State Bank's depositor and borrower members at a Special Meeting that was held at the main office of the institution.

     Mr. McGill indicated that the Officers and Board of Directors of 1st State Bank want to express their thanks for the response by customers and the community to the stock offering and that the Bank looks forward to serving the needs of its customers as a stock institution.

                       II.  Question and Answer Brochure

A.   Explanation

     The Question and Answer brochure is an essential marketing piece in any conversion. It serves to answer some of the most commonly asked questions in "plain, everyday language." Although most of the answers are taken verbatim from the Prospectus and Proxy Statement, it assists the individual in finding answers to simple questions.

     Conversion Counsel approves the language for each Question and Answer. Trident Securities, Inc. and 1st State Bank will be responsible for any introductory or concluding remarks, design, layout, color, and paper stock. This will be coordinated through Trident Securities, Inc. in conjunction with the financial printer.

B.   Method of Distribution

     There are three primary methods of distribution of the Question and Answer brochure. However, regardless of the method, the brochure is always accompanied by a Prospectus.

     1. A Question and Answer brochure is sent out in the initial mailing to all members of 1st State Bank.

     2. Question and Answer brochures are available in 1st State Bank's office.

     3. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

C.        Example

                                1st State Bank
                          Burlington, North Carolina


                          MUTUAL TO STOCK CONVERSION
                          --------------------------

1st State Bank's Board of Directors has unanimously voted to convert the savings bank from its present mutual form to a stock institution, subject to approval of the conversion by 1st State Bank's members and regulatory authorities, and, immediately thereafter, to convert to a North Carolina commercial bank.
Complete details on the conversion, including reasons for conversion, are contained in the Prospectus and Proxy Statement. We urge you to read them carefully.

This brochure is provided to answer basic questions you might have about the conversion. Remember, the conversion will not affect the rate on any of your savings accounts, deposit certificates, or loans.


1.   Q.   What is a "Conversion"?

     A. Conversion is a change in the legal form of organization. Following completion of the conversion from a North Carolina mutual savings bank to a North Carolina stock savings bank, 1st State Bank intends to convert to a North Carolina commercial bank to be known as "1st State Bank" (the "Bank"). 1st State Bank currently operates as a North Carolina mutual savings bank with no shareholders. Through the conversion, 1st State Bank will form a holding company, 1st State Bancorp, Inc., which will ultimately own all of the outstanding stock of the Bank. 1st State Bancorp, Inc. will issue stock in the conversion, as described below, and will be a publicly-owned company.

2.   Q.   Why is 1st State Bank converting?

     A. The stock form of ownership is used by most business corporations and financial institutions. 1st State Bank has reached an important point in its development with its decision to convert to the stock form of ownership. 1st State Bank's management believes the continued diversification of the institution's asset and deposit base and the establishment of new banking services should enhance long-term operating potential. The capital raised by issuing stock will:

          *    Enhance the Bank's capital position.

          *    Facilitate future access to the capital markets.

          * Provide additional funds for increased lending and investment opportunities.

          *    Support future growth by the Bank

3.   Q.   Will the conversion have any effect on savings accounts,
          certificates of deposit or loans with 1st State Bank?

     A. No. The conversion will not change the amount, interest rate or withdrawal rights of savings and checking accounts or certificates of deposit. The rights and obligations of borrowers under their loan agreements will not be affected. However, upon consummation of the conversion, 1st State Bank's deposit account holders and borrowers will no longer have voting rights unless they purchase common stock in 1st State Bancorp, Inc.

4.   Q.   Will the conversion cause any changes in personnel or management?

     A. No. The conversion will not cause any changes in personnel or management of 1st State. The normal day-to-day operations will continue as before.

5.   Q.   Did the Board of Directors of 1st State Bank approve the conversion?

     A. Yes. The Board of Directors unanimously adopted the Plan of Conversion on ________.


                    THE SUBSCRIPTION AND COMMUNITY OFFERING
                    ---------------------------------------

6.   Q.   Who is entitled to buy 1st State Bancorp, Inc. common stock?

     A. Subscription rights to buy common stock will be given in order of priority to (i) depositors of the Bank as of December 31, 1994 with a $50.00 minimum deposit at that date (the "Eligible Account Holders");
          (ii) the Company's employee stock ownership plan (the "ESOP"), a tax qualified employee stock benefit plan; (iii) depositors of the Bank with $50.00 or more on deposit as of December 31, 1998 (the "Supplemental Eligible Account Holders"); and (iv) certain depositors and borrowers as of ________ ("Other Members"), subject to the purchase limitations set forth in the Plan of Conversion.

          Shares that are not subscribed for during the subscription offering, if any, may be offered to the general public through a community offering with preference given to natural persons and trusts of natural persons who are permanent residents of Alamance County, North Carolina (the "Local Community"). It is anticipated that any shares not subscribed for in the Subscription and Community Offerings will be offered to certain members of the general public through a syndicate of registered broker dealers pursuant to selected dealers agreements in a Syndicated Community Offering.

7.   Q.   How do I subscribe for shares of stock?

     A. Eligible customers wishing to exercise their subscription rights must return the enclosed Stock Order Form to 1st State Bank. The Stock Order Form must be completed and returned along with full payment or appropriate instructions authorizing a withdrawal from a deposit account at 1st State Bank on or prior to the close of the Subscription Offering which is 12:00 noon, Eastern time, on ________, 1999, unless extended.

8.   Q.   How can I pay for my subscription?

     A. First, you may pay for your stock in cash (if delivered in person to 1st State Bank) or by check or money order. These funds will earn interest at 1st State Bank's passbook rate from the day we receive them until the completion or termination of the conversion.

          Second, you may authorize us to withdraw funds from your 1st State Bank savings account or certificate of deposit without early withdrawal penalty. These funds will continue to earn interest at the rate in effect for your account until completion of the offering at which time your funds will be withdrawn for your purchase. Funds remaining in this account (if any) will continue at the contractual rate unless the withdrawal reduces the account balance below the applicable minimum in which case you will receive interest at the passbook rate. A hold will be placed on your account for the amount you specify for stock payment. You will not have access to these funds from the day we receive your order until the completion or termination of the conversion.

          If you want to use Individual Retirement Account deposits held at 1st State Bank to purchase stock, call our Stock Information Center at ________ for assistance. This transaction takes several days to complete. Therefore, you must make arrangements to utilize 1st State IRA funds no later than ________. There will be no early withdrawal or IRS penalties incurred by these transactions, but additional paperwork is necessary.

9.   Q.   When must I place my order for shares of stock?

     A. To exercise subscription rights in the subscription offering, a Stock Order Form must be received by 1st State Bank with full payment for all shares subscribed for not later than 12:00 noon, Eastern time, on ________, 1999.

          Non-customers desiring to order shares through the community offering, if any, must order shares before the close of the community offering, which will be no sooner than 12:00 noon, Eastern time on March 24, 1999, unless extended.

10.  Q.   How many shares of stock are being offered?

     A. 1st State Bancorp, Inc. is offering 1,500,000 shares of common stock at a price of $20.00 per share. The number of shares may be decreased to 1,275,000 or increased to 1,983,750 in response to the independent appraiser's final determination of the consolidated pro forma market
                                                              ---------
          value of the common stock issued in the conversion.

11.  Q.   What is the minimum and maximum number of shares that I can purchase during the offering period?

     A. The minimum number of shares that may be purchased is 25 shares. No Stock Order Form will be accepted for less than $500.00. No person, including associates of and persons acting in concert with such person (other than the ESOP), including individuals on a joint account or having the same address on the Bank's records, may purchase in the Stock Conversion more than $1,000,000 or 50,000 shares of common stock.

12.  Q.   How was it determined that between 1,275,000 shares and 1,983,750 shares of stock would be issued at $20.00 per share?

     A. The share range was determined through an appraisal of 1st State Bank by Ferguson & Company, an independent appraisal firm specializing in the thrift industry.

13.  Q.   Must I pay a commission on the stock for which I subscribe?

     A. No. You will not pay a commission on stock purchased in the Subscription Offering or the Community Offering or Syndicated Community Offering, if any. Conversion expenses, including commissions, will be deducted from the proceeds of the offering upon completion of the conversion.

14.  Q.   Will I receive interest on funds I submit for stock purchases?

     A. Yes. 1st State Bank will pay its current passbook rate from the date funds are received (with a completed Stock Order Form) during the subscription and community offerings until completion of the conversion.

15.  Q.   If I have misplaced my Stock Order Form, what should I do?

     A. 1st State Bank will mail you another order form or you may obtain one from the 1st State Bank main office. If you need assistance in obtaining or completing a Stock Order Form, a 1st State Bank employee or Trident Securities, Inc. representative will be happy to help you.

16.  Q.   Will there be any dividends paid on the stock?

     A. Subject to regulatory and other considerations, the Company intends to establish a quarterly cash dividend following the Conversion of $.10 per share (or $0.40 per share annually) commencing during the first full calendar quarter following the Stock Conversion. No assurance can be given that dividends will be paid on the common stock or that, if paid, such dividends will not be reduced or eliminated in future periods.

17.  Q.   How much stock do the directors and officers of 1st State Bank intend to purchase through the Subscription Offering?

     A. Directors and executive officers and the honorary director intend to purchase approximately $___ million (___% at the midpoint of the offering) of the stock to be offered in the conversion. The purchase price paid by directors and officers will be the same as that paid by customers and the general public.

18.  Q.   Are the subscription rights transferable to another party?

     A. No. Pursuant to federal regulations, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members may be exercised only by the person(s) to whom they are granted. Any person found to be transferring or selling subscription rights will be subject to forfeiture of such rights and other penalties.

19.  Q.   I closed my account several months ago. Someone told me that I am still eligible to buy stock. Is that true?

     A. If you were an account holder on the Eligibility Record Date, December 31, 1994, or the Supplemental Eligibility Record Date, December 31, 1998, you are entitled to purchase stock without regard to whether you continued to hold your 1st State Bank account.

20.  Q.   May I obtain a loan from 1st State Bank using stock as collateral to pay for my shares?

     A. No. Regulations do not allow 1st State Bank to make loans for this purpose, but other financial institutions could make a loan for this purpose.

21.  Q.   Will the FDIC (Federal Deposit Insurance Corporation) insure the shares of stock?

     A. No. The shares are not and may not be insured by the FDIC. However, the Savings Association Insurance Fund of the FDIC will continue to insure savings accounts and certificates of deposit up to the applicable limits allowed by law.

22.  Q.   Will there be a market for the stock following the conversion?

     A. Neither the Company nor the Bank has ever issued stock before, and consequently there is no established market for the Company common stock. The Company has received conditional approval to have the common stock listed on the Nasdaq National Market System under the symbol "____". Trident Securities intends to make a market in the common stock of the Company. However, purchasers of common stock should have a long-term investment intent and recognize that no assurance can be given than an active and liquid trading market will develop.

23.  Q.   Can I purchase stock using funds in a 1st State Bank IRA account?

     A. Yes. 1st State Bank has arranged for Trident Securities, Inc. to execute a trustee-to-trustee transfer of existing IRA funds held at the Bank to purchase shares of Common Stock. If you elect Trident as the third party custodian, the funds will be transferred to Trident Securities, Inc. where the self-directed IRA will be maintained, with Donaldson Lufkin & Jenrette as custodian. Through this arrangement, only the principal amount of the IRA held at the Bank, as of February 12, 1999, the date of the Prospectus, may be directed to purchase shares of Common Stock. No accrued interest or funds transferred to a Bank IRA after February 12, 1999 may be directed for the purchase of shares of stock. There are fees associated with this process and the deadline for the receipt of the Trident Securities, Inc. self-directed IRA order forms is March 9, 1999. If you wish to take advantage of these arrangements or have any questions about the procedure please call the Stock Information Center at (336)________. Other third party custodian IRA orders, such as a brokerage firm self-directed IRA will be accepted until 12:00 noon, March 16, 1999.

                   ABOUT VOTING "FOR" THE PLAN OF CONVERSION

24.  Q.   Am I eligible to vote at the Special Meeting of Members to be held to consider the Plan of Conversion?

     A. At the Special Meeting of Members to be held on ________, 1999, you are eligible to vote if you are one of the "Voting Members," who are holders of 1st State Bank's deposits or other authorized accounts or loans as of ________, 1999 (the "Voting Record Date") for the Special Meeting. However, Bank members of record as of the close of business on the Voting Record Date who cease to be depositors or borrowers prior to the date of the Special Meeting are no longer members and will not be entitled to vote at the Special Meeting. If you are a Voting Member, you should have received a proxy statement and proxy card with which to vote.

25.  Q.   How many votes do I have as a Voting Member?

     A. Each account holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account. Each borrower who holds eligible borrowings is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to vote as an account holder. No member may cast more than 1,000 votes.

26.  Q.   If I vote "against" the Plan of Conversion and it is approved, will I be prohibited from buying stock during the subscription offering?

     A. No. Voting against the Plan of Conversion in no way restricts you from purchasing stock in either the subscription offering or the community offering.

27.  Q.   What happens if 1st State Bank does not get enough votes to approve the Plan of Conversion?

     A. 1st State Bank's Conversion would not take place and 1st State Bank would remain a mutual savings bank.

28.  Q.   As a qualifying depositor or borrower of 1st State Bank, am I required to vote?

     A. No. However, failure to return your proxy card will have the same effect as a vote "Against" the Plan of Conversion.

29.  Q.   What is a Proxy Card?

     A. A Proxy Card gives you the ability to vote without attending the Special Meeting in person. You may attend the meeting and vote in person, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you would still be represented by proxy.

30.  Q.   How does the conversion affect me?

     A. The conversion is intended, among other things, to assist 1st State Bank in maintaining and expanding its many services to 1st State Bank's customers and community. By purchasing stock, you will also have the opportunity to invest in 1st State Bancorp, Inc., the holding company that will own the North Carolina-chartered commercial bank into which 1st State Bank will convert. However, there is no obligation to purchase stock; the purchase of stock is strictly optional.

31.  Q.   How can I get further information concerning the stock offering?

     A. You may call the Stock Information Center, collect at (336) ________ for further information or an additional copy of the Prospectus, Stock Order Form, Proxy Statement and Proxy Card.

  Statements in this document concerning expectations for the future constitute forward-looking statements. Such forward-looking statements contain known and unknown risks and uncertainties. The Company's actual actions or results may differ materially from those discussed in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to, the risks related to commercial and consumer lending, potentially adverse impact of changes in interest rates, the uncertainty as to the existence of growth opportunities, competition, local economic conditions in 1st state Bank's market area, volatility in the stock markets, changes in the regulations relating to financial institutions and general economic conditions in the United States. See addition discussion in the Prospectus under "Risk Factor."

     There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     The common stock is not a deposit or account of 1st State Bank and is not federally insured or guaranteed.

     The securities are subject to investment risks, including possible loss of the principal invested.

                             FOR YOUR CONVENIENCE


     In order to assist you during the stock offering period, we have established a Stock Information Center to answer your questions. Please call collect:


                                (336) ________

                      III.  Officer and Director Brochure

A.   Explanation

     An Officer and Director Brochure merely highlights the intended stock purchases shown in the Prospectus.

B.   Method of Distribution

     There are three primary methods of distribution of Officer and Director Brochures. However, regardless of the method, they are always accompanied by a Prospectus.

     1. An Officer and Director Brochure may be sent out in the initial mailing to all members of the Bank.

     2. Officer and Director Brochures may be available in any of the Bank's offices.

     3. Officer and Director Brochures may be sent out in a standard information packet to all interested investors who telephone the Stock Information Center requesting information.

                OFFICER AND DIRECTOR STOCK PURCHASE COMMITMENTS



        Name and Position              Amount               Shares              Percent at Midpoint
        -----------------              ------               ------              -------------------
James A. Barnwell, Jr.,
  Director
Bernie C. Bean,
  Director
Richard C. Keziah,
  Chairman of the Board
James C. McClure,
  Director
James C. McGill,
  President, CEO & Director
T. Scott Quakenbush,
  Director
Richard H. Shirley,
  Director
Virgil L. Stadler,
  Director
A. Christine Baker,
  EVP and CEO
Fairfax C. Reynolds,
  EVP, Retail Administration
John D. Hansell,
  Mgr. First Capital Services LLC
Frank Gavigan,
  Senior VP, Senior Credit Officer

All directors & executive officers,
as a group (12 persons) & their
associates






     This information is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the Prospectus.

     The common stock is not a deposit or account of 1st State Bank and is not federally insured or guaranteed.

     The securities are subject to investment risks, including possible loss of the principal invested.

       IV.  Counter Cards, Lobby Posters and the Tombstone Announcement


A.   Explanation

     Counter cards, lobby posters and the tombstone announcement serve three
                                                                       -----
     purposes: (1) As a notice to 1st State Bank's customers and members of the local community that the stock sale is underway; (2) to remind the customers of the end of the Subscription Offering; and (3) to invite members of the community to an informational meeting, if applicable. Trident has learned in the past that many people need reminding of the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.   Quantity

     Approximately 3 - 4 counter cards will be used at the Bank's office, at teller windows and on customer service representatives' desks. These counter cards will be exact duplicates of the lobby poster and will be no larger than 8-1/2" x 11".

     Approximately 1 - 2 lobby posters will be used at the offices of the Bank. These posters will be approximately 2' x 3'.

     Tombstone announcements may be used for placement in local newspapers. The advertisements will run no more than twice each in the local newspaper.
     The ads will be no larger than 8-1/2" x 11".

C.   Examples enclosed

                                                        POSTER



                                1st State Bank



                           STOCK OFFERING MATERIALS
                                AVAILABLE HERE



         Customer and Community Priority Rights for the Stock Offering
                          by 1st State Bancorp, Inc.


                            Expire on _______, 1999

    This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, Administrator Savings Institutions Division, North Carolina Department of Commerce or Federal Deposit Insurance Corporation, nor has such Commission, Office or Corporation passed upon the accuracy or adequacy of the Prospectus and Proxy Statement. Any representation to the contrary is unlawful.



New Issue                                                       __________, 1999
---------

                            Up to 1,983,750 Shares


                    These shares are being offered pursuant
                        to a Plan of Conversion whereby


                                1st State Bank


               of Burlington, North Carolina will convert from a
          North Carolina mutual savings bank to a North Carolina stock savings bank and, following completion of the offering, convert to a
    North Carolina commercial bank and become the wholly-owned subsidiary of



                            1st State Bancorp, Inc.

                                 Common Stock

                                  __________

                            Price $20.00 per share
                                  __________








Copies of the Prospectus may be obtained in any State in which this announcement is circulated from such of the undersigned or other brokers and dealers as may legally offer these securities in such state.



                           Trident Securities, Inc.

               For a copy of the Prospectus call (336) ________.

                          The Directors and Officers

                                      of


                                1st State Bank


                    cordially invite you to attend a brief


                 presentation regarding the stock offering of


             1st State Bancorp, Inc., our proposed holding Company



                             Please join us at the


                                     Place


                                    Address


                                     Date


                                 at 7:00 p.m.


                              for hors d'oeuvres



R.S.V.P.
(___) (Collect)

             V.  Community Meeting Materials and Prospect Letters


A.   Explanation

     In order to educate the public about the stock offering, Trident suggests holding Community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Bank submit a list of acquaintances that he or she would like to invite to a Community meeting.

B.   Method of Distribution of Invitations and Prospect Letters

     Each Director submits his list of prospects.

     Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting.

C.   Examples enclosed

                          The Directors and Officers

                                      of

                                1st State Bank

                    cordially invite you to attend a brief

                 presentation regarding the stock offering of

             1st State Bancorp, Inc., our proposed holding company


                             Please join us at the


                                     Place


                                    Address


                                     Date


                                 at 7:00 p.m.


                              for hors d'oeuvres



R.S.V.P.
(___) (Collect)

                                                            Example


                             (Introductory Letter)

                          (1st State Bank Letterhead)

                                 _______, 1999



Name
Address
City, State, Zip

Dear ______________:

     You have probably read recently in the newspaper that 1st State Bank is converting from mutual to stock form. This conversion is the biggest step in the history of 1st State Bank in that it allows customers, community members, employees and directors the opportunity to subscribe for common stock in our new holding company, 1st State Bancorp, Inc.

     I have enclosed a Prospectus and a stock order form which will allow you to subscribe for shares and possibly become a charter stockholder of 1st State Bancorp, Inc. In addition, we will be holding several presentations for friends of 1st State Bank in order to explain the Conversion and review the merits of possibly becoming a charter stockholder of 1st State Bancorp, Inc. You will receive an invitation shortly.

     I hope that if you have any questions you will feel free to call 1st State Bank's Stock Information Center at (336)________. I look forward to seeing you at our presentation.

                                    Sincerely,




                                    Director

     The shares of common stock offered in the conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     The securities are subject to investment risks, including possible loss of the principal invested

Example



                              (Thank You Letter)

                          (1st State Bank Letterhead)

                               ___________, 1999


Name
Address
City, State, Zip

Dear ______________:

     On behalf of the Board of Directors and management of 1st State Bank, I would like to thank you for attending our recent presentation regarding the stock offering of 1st State Bancorp, Inc. We are enthusiastic about the stock offering and look forward to completing the Subscription Offering on __________, 1999.

     I hope that you will join me in being a charter stockholder, and once again thank you for your interest.

                                    Sincerely,



                                    James C. McGill
                                    President


     The shares of common stock offered in the conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     The securities are subject to investment risks, including possible loss of the principal invested

                                                            Example



                       (Sorry You Were Unable to Attend)

                          (1st State Bank Letterhead)


                              ____________, 1999



Name
Address
City, State, Zip

Dear ____________:

     I am sorry you were unable to attend our recent presentation regarding 1st State Bank's mutual to stock conversion. The Board of Directors and management as a group intend to invest $_________ of our own funds in the common stock of 1st State Bancorp, Inc. We are enthusiastic about the stock offering and look forward to completing the Subscription Offering on _______, 1999.

     Enclosed is a Prospectus explaining the conversion process and stock offering. We have established a Stock Information Center to answer any questions regarding the stock offering. Should you require any assistance between now and ________, 1999, I encourage you either to stop by or call our Stock Information Center at _____________.

     I hope you will join me in becoming a charter stockholder of 1st State Bancorp, Inc.


                                    Sincerely,



                                    James C. McGill
                                    President

     The shares of common stock offered in the conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     The securities are subject to investment risks, including possible loss of the principal invested

                                                              Example



                            (Final Reminder Letter)

                          (1st State Bank Letterhead)

                                ________, 1999



Name
Address
City, State, Zip

Dear ________________:

     Just a quick note to remind you that the deadline is quickly approaching for purchasing stock in 1st State Bancorp, Inc., the proposed holding company for 1st State Bank. I hope you will join me in becoming a charter stockholder in what will be North Carolina's newest publicly owned financial institution holding company.

     The deadline for subscribing for shares in the Subscription Offering is _______, 1999. If you have any questions, I hope you will call our Stock Information Center at _____________.

     Once again, I look forward to having you join me as a stockholder of 1st State Bancorp, Inc.

                                    Sincerely,


                                    James C. McGill
                                    President

     The shares of common stock offered in the conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     The securities are subject to investment risks, including possible loss of the principal invested

                              VI.  Cover Letters


A.   Explanation

     Cover letters to accompany offering materials.

B.   Method of Distribution

     Enclosed with the initial mailing.

C.   Examples

                             (Trident Letterhead)



                               ___________, 1999



To Members and Friends of 1st State Bank:

     Trident Securities, Inc., member of the National Association of Securities Dealers, Inc., is assisting 1st State Bank in its Conversion from a mutual savings bank to a stock savings bank and the concurrent offering of common shares by 1st State Bancorp, Inc. (the "Company"), a Virginia corporation recently formed for the purpose of acquiring all of the stock of 1st State Bank.

     At the request of 1st State Bank, we are enclosing a Prospectus and other materials explaining the Conversion process and your right to subscribe for common shares of the Company. Please read the enclosed offering materials carefully before subscribing for stock.

     If you have any questions, please call the Stock Information Center at
(336) ________.


                                 Sincerely,

                                 TRIDENT SECURITIES, INC.





Enclosures



The common shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

     The securities are subject to investment risks, including possible loss of the principal invested

                          (1st State Bank Letterhead)

                               ___________, 1999


Dear Valued Member:

     1st State Bank is pleased to announce that we have received regulatory approval to proceed with our plan to convert from a mutual savings bank to a stock savings bank (the "Conversion"), conditioned upon receipt of approval by 1st State Bank's members, among other things. This Conversion is a significant event in the history of 1st State Bank in that it allows customers, directors and employees an opportunity to subscribe for common shares of 1st State Bancorp, Inc., the proposed holding company for 1st State Bank.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at 1st State Bank, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with 1st State Bank. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of 1st State Bank.

     A special meeting of the members of 1st State Bank will be held on ___________, 1999 at _______, Eastern Time, at 1st State Bank's main office to consider and vote upon 1st State Bank's Plan of Conversion. Enclosed is a proxy card. The Board of Directors of 1st State Bank solicits your vote "FOR" the Plan of Conversion. A vote in favor of the Plan of Conversion does not obligate you to purchase common shares of 1st State Bancorp, Inc. If you do not plan to attend the special meeting, please sign and return your proxy card promptly. Your vote is important to us.

     As one of our valued members, you have the opportunity to invest in the future of 1st State Bank by purchasing common shares of 1st State Bancorp, Inc. during the Subscription Offering, without paying a sales commission.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received by 1st State Bank not later than 12:00 Noon, Eastern Time on _________, 1999.

     We also have enclosed a Prospectus and Proxy Statement which fully describes the Conversion and provides financial and other information about 1st State Bancorp, Inc. and 1st State Bank. Please review these materials carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (336) ________.

     We look forward to continuing to provide quality financial services to you in the future.

                                 Sincerely,

                                 James C. McGill
                                 President

The common shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

The securities are subject to investment risks, including possible loss of the principal invested

(Optional)


                          (1st State Bank Letterhead)


                                 ____________, 1999


Dear Interested Investor:

     1st State Bank is pleased to announce that we have received regulatory approval to proceed with our plan to convert from a mutual savings bank to a stock savings bank (the "Conversion"), conditioned upon receipt of approval by 1st State Bank's members, among other things. This Conversion is a significant event in the history of 1st State Bank in that it allows customers, community members, directors and employees an opportunity to purchase common shares of 1st State Bancorp, Inc., the proposed holding company for 1st State Bank.

     We want to assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of 1st State Bank.

     Enclosed is a Prospectus which fully describes 1st State Bancorp, Inc. and 1st State Bank, their management, board and financial condition. Please review it carefully before you make an investment decision. If you decide to invest, please return to 1st State Bank a properly completed stock order form together with full payment for shares at your earliest convenience. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (336) ________.

                                               Sincerely,



                                               James C. McGill
                                               President

Enclosures

The common shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

The securities are subject to investment risks, including possible loss of the principal invested

                          (1st State Bank Letterhead)


                              ____________, 1999


Dear Friend:

     1st State Bank is pleased to announce that we have received regulatory approval to proceed with our plan to convert from a mutual savings to a stock savings bank (the "Conversion"), conditioned upon receipt of approval by 1st State Bank's members, among other things. The Conversion is a significant event in the history of 1st State Bank in that it allows customers, directors and employees an opportunity to subscribe for common shares of 1st State Bancorp, Inc., the proposed holding company for 1st State Bank.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on deposits at 1st State Bank, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with 1st State Bank. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of 1st State Bank.

     Our records indicate that you were a depositor of 1st State Bank on December 31, 1994 or December 31, 1998. Therefore, under applicable law, you are entitled to subscribe for common shares of 1st State Bancorp, Inc. in the Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on __________, 1999, and upon receipt of all required regulatory approvals.

     If you decide to exercise your subscription rights to purchase shares, you must return a properly completed stock order form together with full payment for the subscribed shares so that it is received at 1st State Bank not later than 12:00 Noon, Eastern Time on __________, 1999.

     Enclosed is a Prospectus which fully describes 1st State Bancorp, Inc. and 1st State Bank, their management, board and financial condition. Please review it carefully before you invest. For your convenience, we have established a Stock Information Center. If you have any questions, please call the Stock Information Center at (336) ________.


                                                   Sincerely,


                                                   James C. McGill
                                                   President

Enclosures

The common shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

The securities are subject to investment risks, including possible loss of the principal invested

                                  (Optional)

                          (1st State Bank Letterhead)

                               ___________, 1999


Dear Member:

     As a qualified member of 1st State Bank, you have the right to vote upon 1st State Bank's proposed Plan of Conversion and also generally have the right to subscribe for common shares of 1st State Bancorp, Inc., the proposed holding company for 1st State Bank. However, the proposed Plan of Conversion provides that 1st State Bancorp, Inc. will not offer shares in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require 1st State Bancorp, Inc. to register its common shares and /or its employees in order to sell the common shares to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

     You may vote on the proposed Plan of Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to 1st State Bank's Stock Information Center at (336) ________.


                                                 Sincerely,


                                                 James C. McGill
                                                 President


Enclosures

The common shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

The securities are subject to investment risks, including possible loss of the principal invested

                               VII.  IRA Mailing


A.   Explanation

     A special IRA mailing is proposed to be sent to all IRA customers of 1st State Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and cannot be done through the mail.

B.   Quantity

     One IRA letter is proposed to be mailed to each IRA customer of 1st State Bank. These letters would be mailed following OTS approval of the Conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.   Example - Enclosed

                           1st State Bank Letterhead


                                 ________, 1999


Dear Individual Retirement Account Participant:

     As you know, 1st State Bank is in the process of converting from a North Carolina chartered mutual savings bank to a North Carolina stock savings bank and has formed 1st State Bancorp, Inc. to hold all of the stock of 1st State Bank (the "Conversion"). Through the Conversion, certain current and former depositors of 1st State Bank have the opportunity to purchase shares of common stock of 1st State Bancorp, Inc. in a Subscription Offering. 1st State Bancorp, Inc. currently is offering up to 1,983,750 common shares, subject to adjustment, at a price of $20.00 per share.

     As the holder of an individual retirement account ("IRA") at 1st State Bank, you may use your IRA funds to subscribe for stock. If you desire to purchase common shares of 1st State Bancorp, Inc. through your IRA, please contact your broker or 1st State Bank can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your IRA.

     1st State Bank has arranged for Trident Securities, Inc. to execute the trustee-to-trustee transfer of existing IRA funds held at the Bank to purchase shares of Common Stock. If you elect Trident as the third party custodian, the funds will be transferred to Trident Securities, Inc. where the self-directed IRA will be maintained, with Donaldson Lufkin & Jenrette as custodian. Through this arrangement, only the principal amount of the IRA held at the Bank, as of February 12, 1999, the date of the Prospectus, may be directed to purchase shares of Common Stock. No accrued interest or funds transferred to a Bank IRA after February 12, 1999 may be directed for the purchase of shares of stock. There are fees associated with this process and the deadline for the receipt of the Trident Securities, Inc. self-directed IRA order forms is March 9, 1999.

     If you wish to take advantage of these arrangements or have any questions about the procedure please call the Stock Information Center at (336)________. Other third party custodian IRA orders, such as a brokerage firm self-directed IRA will be accepted until 12:00 noon, March 16, 1999.


                                                Sincerely,



                                                James C. McGill
                                                President


The common shares offered in the Conversion are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy the common shares. The offer is made only by the Prospectus. There shall be no sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

The securities are subject to investment risks, including possible loss of the principal invested

                             VIII. Proxy Reminder



A.   Explanation

     A proxygram is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxygram is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the conversion agent.

B.   Example enclosed

B.  Example

_______________________________________________________________________________
_______________________________________________________________________________

                               P R O X Y G R A M


                                    (LOGO)

_______________________________________________________________________________
_______________________________________________________________________________


YOUR VOTE ON OUR PLAN OF CONVERSION  HAS NOT BEEN RECEIVED.
     ----                                         --------

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE
---------------------------
IS EQUIVALENT TO VOTING AGAINST THE PLAN OF CONVERSION.

VOTING FOR THE PLAN OF CONVERSION WILL NOT AFFECT THE INSURANCE COVERAGE OF YOUR ACCOUNTS. ALL ACCOUNTS WILL CONTINUE TO BE INSURED UP TO THE LEGAL LIMIT
           --------------------------------
($100,000 PER ACCOUNT AS DEFINED BY LAW) BY THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY
                                            --------
SHARES.

PLEASE ACT PROMPTLY!  SIGN THE ENCLOSED PROXY CARD AND MAIL OR DELIVER IT TO 1st
                                        ----------
STATE BANK

WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF CONVERSION.
                           -----

THANK YOU!


_______________________________________________________________________________
_______________________________________________________________________________



                                            THE BOARD OF DIRECTORS OF
                                            1st STATE BANK